Exhibit 5.1

NORTHWEST ARKANSAS OFFICE SUITE 200 THE BREWER BUILDING 234 EAST MILLSAP ROAD FAYETTEVILLE, ARKANSAS 72703-4099 479-973-4200	KUTAK ROCK LLP SUITE 2000 124 WEST CAPITOL AVENUE LITTLE ROCK, ARKANSAS 72201-3706 501-975-3000 FACSIMILE 501-975-3001 www.kutakrock.com	ATLANTA CHICAGO DENVER FAYETTEVILLE IRVINE KANSAS CITY LOS ANGELES MINNEAPOLIS OKLAHOMA CITY OMAHA PHILADELPHIA RICHMOND SCOTTSDALE SPOKANE ROGERS WASHINGTON, D.C. WICHITA

June 23, 2016

Bank of the Ozarks, Inc.

17901 Chenal Parkway

Little Rock, Arkansas 72223

Re: Registration Statement on Form S-3 (File No. 333-203388)

Ladies and Gentlemen:

We have acted as counsel to Bank of the Ozarks, Inc., an Arkansas corporation (the “Company”). This opinion is being rendered on behalf of the Company in connection with the Company’s Registration Statement on Form S-3 (File No 333-203388) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).

This opinion is furnished to you pursuant to Item 16 of SEC Form S-3 and Item 601(b)(5) of SEC Regulation S-K in connection with (1) the issuance and sale by the Company of $225,000,000 aggregate principal amount of 5.50% Fixed-to-Floating Rate Subordinated Notes due 2026 (the “Notes”), pursuant to the Company’s prospectus, dated April 13, 2015 (the “Base Prospectus”), included in the Registration Statement and the related preliminary prospectus supplement, dated June 13, 2015, and the related final prospectus supplement, dated June 16, 2016 (collectively, the “Prospectus Supplement”), which Notes are being issued and sold to Sandler O’Neill & Partners, L.P. (the “Underwriter”) pursuant to the Underwriting Agreement dated as of June 16, 2016 (the “Underwriting Agreement”) by and between the Company and the Underwriter. The Notes will be issued pursuant to a subordinated indenture, dated as of June 23, 2016 and as supplemented by a supplemental indenture dated as of June 23, 2016 (collectively, the “Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”).

In rendering the opinions expressed herein, and except as hereinafter limited, we have examined the Registration Statement, the Base Prospectus, the Prospectus Supplement, the Indenture, the global note representing the Notes, the Company’s Articles of Incorporation and Bylaws (in each case as amended and/or restated), and the records of proceedings of the Board of Directors (including committees thereof) and shareholders of the Company deemed by us to be relevant to this opinion letter. We have also made such legal and factual examinations and inquiries as we have deemed necessary for purposes of expressing the opinions set forth herein.

As to certain factual matters relevant to this opinion letter, we have relied conclusively upon the representations, warranties and statements made in originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard thereto, and, accordingly, we do not express any opinion or belief as to matters that might have been disclosed by independent verification.

In our examination of the relevant documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including facsimile and electronic copies). This opinion letter is given, and all statements herein are made, in context of the foregoing.

KUTAK ROCK LLP

Based upon and subject to the foregoing, we are of the opinion that the Notes have been duly authorized by the Company and the Indenture has been duly authorized, executed and delivered by the Company, and assuming the Indenture has been duly authorized, executed and delivered by the Trustee, the Notes, when duly executed, authenticated, issued and delivered by the Company as provided in the Indenture against payment therefor in accordance with the terms of the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, and will be entitled to the benefits of the Indenture.

The foregoing opinion is subject to the effects of (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship, and similar laws, and limitations imposed under judicial decisions, related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law, and principles limiting the availability of the remedy of specific performance, (iii) concepts of good faith, fair dealing, materiality and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for exculpation, indemnification and contribution that are contrary to public policy.

Our opinions above, insofar as they pertain to the choice of law provisions of the instruments referred to in such opinion paragraphs in which New York law was chosen as the governing law, are rendered solely in reliance upon New York General Obligations Law Section 5-1401 and N.Y. CPLR 327(b), and are expressly conditioned upon the assumption that the legality, validity, binding effect and enforceability of said provisions will be determined by a court of the State of New York or a United States federal court sitting in New York and applying New York choice of law rules, including said Section 5-1401, or are rendered assuming that any court deciding any dispute involving such instruments will apply New York law by concluding that New York law bears a sufficient relationship to the relevant transaction to support the application of New York internal law consistent with due process. We express no opinion as to any constitutional limitations upon said Section 5-1401 or their effect, if any, upon any opinion herein expressed.

This opinion is delivered for use solely in connection with the issuance of the Notes, in the transactions contemplated by the Registration Statement, the Prospectus Supplement, and the Underwriting Agreement, and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our prior express written consent. This opinion is delivered as of the date hereof, and we make no undertaking and expressly disclaim any duty to supplement or update such opinion, if, after the date hereof, facts or circumstances come to our attention or changes in the law occur which could affect this opinion and the other statements expressed herein. This opinion is being rendered for the benefit of the Company in connection with the matters addressed herein.

This opinion letter is limited to federal laws of the United States of America, the Arkansas Business Corporation Act and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, any state securities or blue sky laws. This opinion is limited to the matters expressly opined on herein, and no opinion may be implied or inferred beyond that expressly stated.

We hereby consent to the filing of this opinion letter as Exhibit 5.1 to the Company’s Current Report on Form 8-K dated June 23, 2016, which is incorporated by reference in the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ KUTAK ROCK LLP